UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 27, 2021, Starwood Property Trust, Inc. (the “Company”) held its 2021 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders: (i) elected the eight persons listed below as directors of the Company, each to serve until the Company’s 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s definitive proxy statement; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2021. Set forth below are the voting results for each of the proposals voted upon by the Company’s shareholders at the Annual Meeting:

Proposal 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard D. Bronson	134,461,183	8,935,077	81,798,034
Jeffrey G. Dishner	138,925,521	4,470,739	81,798,034
Camille J. Douglas	136,206,899	7,189,361	81,798,034
Solomon J. Kumin	138,818,479	4,577,781	81,798,034
Fred Perpall	139,794,427	3,601,833	81,798,034
Fred S. Ridley	135,874,508	7,521,752	81,798,034
Barry S. Sternlicht	132,538,116	10,858,144	81,798,034
Strauss Zelnick	127,090,324	16,305,936	81,798,034

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
124,573,953	16,125,530	2,696,777	81,798,034

Proposal 3 – Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Calendar Year Ending December 31, 2021

For	Against	Abstentions	Broker Non-Votes
223,244,453	1,264,343	685,498	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2021	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel